Exhibit 99.1

Newtek Business Services Corp. Raises 2018 Annual Dividend Forecast to $1.80 per Share

A 4.7% Increase from the Company’s Previous Forecast of $1.72 per Share

Lake Success, N.Y. - July 30, 2018 - Newtek Business Services Corp. (“Newtek” or the “Company”) (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that it has increased its 2018 annual cash dividend forecast to $1.801 per share, which represents a 4.7% increase from its previous forecast of $1.72 per share, and a 9.8% increase over the Company’s 2017 annual dividend payment of $1.64 per share.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “We are extremely pleased to provide an increase in our dividend forecast for a third time thus far in 2018. We believe that the increase in our dividend forecast reflects the continued traction in our business model, management’s belief in its ability to effectively execute the Company’s business strategy, as well as our ability to utilize additional debt in conjunction with equity raises as a result of our shareholders adoption of the application of the modified asset coverage requirements that allows BDCs to increase the debt-to-equity ratio from 1:1 to 2:1. We plan to discuss these items during our second quarter 2018 conference call, which will be held on Thursday, August 2, 2018 at 8:30am ET.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

1Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Newtek Advantage, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com